Exhibit 5

                        [Covington & Burling Letterhead]
                                December 30, 1999

Chesapeake  Utilities  Corporation
909  Silver  Lake  Boulevard
Dover,  Delaware  19904

Gentlemen:

          This opinion is being furnished to you in connection with the proposed offer and sale by Chesapeake Utilities Corporation, a Delaware corporation (the "Corporation"), of up to 200,000 additional shares (the "Shares") of common stock, par value $.4867 per share (the "Common Stock"), of the Corporation that may be newly issued by the Corporation under the terms of the Corporation's Performance Incentive Plan, as amended (the "Incentive Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof.

          We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement. We have also examined and relied upon copies of minutes of meetings of the Board of Directors of the Corporation and meetings of the shareholders of the Corporation relating to the adoption of the Incentive Plan and the authorization of the Shares.

          We also have examined originals or copies, certified or otherwise identified to your satisfaction, of such other documents, and have made such other investigations, as we have deemed necessary to form a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as copies. As to all matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the foregoing documents and on the certificates of public officials and officials of the Company.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof in accordance with the terms of the Incentive Plan, the Shares will be validly issued, fully paid and nonassessable.

          It is understood that this opinion is to be used only in connection with the offer and sale of the Shares under the Plan and only while the Registration Statement is in effect. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                                Very  truly  yours,

                                                /s/  COVINGTON  &  BURLING
                                                Covington  &  Burling